Exhibit 2(a)
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          Agreement and Plan of Merger dated as of
        January 26, 1995, among KBLCOM Incorporated,
   Houston Industries Incorporated, Time Warner Inc. and
         TW KBLCOM Acquisition Sub (incorporated by
        reference to Exhibit 2(a) of the Form 8-K of
             Time Warner dated January 26, 1995)